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                                   EXHIBIT 21

                         Subsidiaries of the Registrant


Name                                             Jurisdiction of Incorporation
----                                             -----------------------------
M.S.W. International, Inc.                              Pennsylvania

Banyan Fastener Corp.                                   Delaware

Cedar Warehousing, Inc.                                 Delaware

Dominion Bridge, Inc.                                   Canada

Unimetric Corporation                                   Rhode Island

Steen Contractors Ltd.                                  Ontario

______________________________                          ____________________